Exhibit 3.14

FILED
SECRETARY OF STATE
SAM REED

JULY 26, 2012	AMENDED AND RESTATED	07/26/12 2229381-002
$80.00 R
STATE OF WASHINGTON	ARTICLES OF INCORPORATION	tid: 2360554

OF

JOAN WELLMAN AND ASSOCIATES, INC.

ARTICLE 1. NAME AND DURATION

The name of this corporation is Joan Wellman and Associates, Inc. (the “Corporation”) and the duration of the corporation’s existence shall be perpetual.

ARTICLE 2. PURPOSE AND POWERS

The Corporation shall have the power to engage in any business, trade or activity which may lawfully be conducted by a corporation organized under the Washington Business Corporation Act (RCW Title 23B). The Corporation shall have the authority to engage in any and all such activities as are incidental or conducive to the attainment of the purpose of the Corporation and to exercise any and all powers authorized or permitted under any laws that may be now or hereafter become applicable or available to this corporation.

ARTICLE 3. AUTHORIZED CAPITAL

Immediately upon the filing of these Amended and Restated Articles of Incorporation, each one (1) share of Common Stock outstanding immediately prior to the filing of these Amended and Restated Articles of Incorporation shall automatically and without further action be reclassified as and converted into one hundred (100) shares of Common Stock (the “Stock Split”). The authorized share number set forth below in this Article 3 reflects the Stock Split and no further adjustment to the terms of these Amended and Restated Articles of Incorporation shall be necessary in connection with the Stock Split.

The total authorized number of shares of the Corporation is one million (1,000,000) shares of Common Stock, no par value per share.

ARTICLE 4. PREEMPTIVE RIGHTS

No shareholder of this Corporation shall have, solely by reason of being a shareholder, any preemptive or preferential right or subscription right to any stock of this Corporation or to any obligations convertible into stock of this Corporation, or to any warrant or option for the purchase thereof.

ARTICLE 5. CUMULATIVE VOTING

The shareholders of this Corporation shall not be entitled to cumulative voting as to the election of any Directors.

ARTICLE 6. DIRECTORS

If a vacancy occurs on the Board, including a vacancy resulting from an increase in the number of Directors, the Board may fill the vacancy, or, if the Directors in office constitute fewer than a quorum of the Board, they may fill the vacancy by the affirmative vote of a majority of all the Directors in office. The shareholders may fill a vacancy only if there are no Directors in office.

ARTICLE 7. CONTRACTS IN WHICH DIRECTORS HAVE AN INTEREST

Any contract or other transaction between this Corporation and one or more of its Directors, or between this Corporation and any corporation, firm, association, or other entity, of which one or more of this Corporation’s Directors are shareholders, members, directors, officers or employees or in which they are interested, shall be valid for all purposes, notwithstanding the presence of such Director or Directors at the meeting of the Board which acts upon or in reference to such contract or transaction and notwithstanding the participation of such Director or Directors in such actions, by voting or otherwise, even though the presence or vote, or both, of such Director or Directors might have been necessary to obligate this Corporation upon such contract or transaction; provided, that the fact of such interest shall be disclosed to or known by the Directors acting on such contract or transaction.

ARTICLE 8. RELEASE AND INDEMNIFICATION

8.1                               A Director of this Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for conduct as a Director, except for liability of the Director: (i) for acts or omissions that involve intentional misconduct by the Director or a knowing violation of law by the Director; (ii) for conduct violating RCW 23B.08.310 of the Washington Business Corporation Act; or (iii) for any transaction from which the Director will personally receive a benefit in money, property or services to which the Director is not legally entitled. If the Washington Business Corporation Act is amended in the future to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a Director of this Corporation shall be eliminated or limited to the fullest extent permitted by the Washington Business Corporation Act, as so amended, without any requirement of farther action by the shareholders.

8.2                               The Corporation shall indemnify any individual made a party to a proceeding because that individual is or was a Director of the Corporation and shall advance or reimburse the reasonable expenses incurred by the individual in advance of final disposition of the proceeding, to the extent such limitation may be disregarded if authorized by the Articles of Incorporation, to the full extent and under all circumstances permitted by applicable law, without regard to the limitations in RCW 23B.08.510 through 23B.08.550 and 23B.08.560(2) of the Washington Business Corporation Act, or any other limitation which may hereafter be enacted.

8.3                               Any repeal or modification of this Article 8 by the shareholders of this Corporation shall not adversely affect any right of any individual who is or was a Director of the Corporation which existed at the time of such repeal or modification.

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ARTICLE 9. RIGHT TO AMEND ARTICLES OF INCORPORATION

This Corporation reserves the right to amend or repeal any of the provisions contained in its Articles of Incorporation in any manner now or hereafter permitted by law, and the rights of the shareholders of this Corporation are granted subject to this reservation.

ARTICLE 10. BYLAWS

The Board shall have the power to adopt, amend, or repeal the Bylaws of this Corporation, subject to the power of the shareholders to amend or repeal such Bylaws. The shareholders shall also have the power to amend or repeal the Bylaws of this Corporation and to adopt new Bylaws.

ARTICLE 11. SHAREHOLDER VOTING ON CERTAIN CORPORATE ACTION

The provisions of this Article 11 are specifically intended to reduce the voting requirements otherwise prescribed under RCW 23B.10.030, 23B.11.030, 23B.12.020 and 23B.14.020, in accordance with RCW 23B.07.270. Any corporate action for which the Washington Business Corporation Act, as then in effect, would otherwise require approval by either a two-thirds vote of the shareholders of the Corporation or by a two-thirds vote of one or more voting groups shall be deemed approved by the shareholders or the voting group(s) if it is approved by the affirmative vote of the holders of a majority of shares entitled to vote or, if approval by voting groups is required, by the holders of a majority of shares of each voting group entitled to vote separately. Notwithstanding this Article 11, effect shall be given to any other provision of these Articles of Incorporation that specifically requires a greater vote for approval of any particular corporate action. In addition, except as otherwise provided in these Articles of Incorporation, as amended from time to time, the application of separate voting group rights under RCW 23B.10.040(1)(a), (e) or (f) or 23B.11.035 (or any related section concerning voting group rights as to mergers or share exchanges) is hereby explicitly denied.

ARTICLE 12. SHAREHOLDER ACTION BY WRITTEN CONSENT

Action required or permitted to be taken at a shareholders’ meeting may be taken without a meeting or a vote if either:

(a)                                 The action is taken by written consent of all shareholders entitled to vote on the action; or

(b)                                 So long as this Corporation is not a public company, and only pursuant to a proposal put before the shareholders by the affirmative resolution of the Board of Directors, the action is taken by written consent of shareholders holding of record or otherwise entitled to vote, in the aggregate not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on the action were present and voted.

Written notice of the taking of any such action shall be given to non-consenting or non-voting shareholders prior to the effective date of such action, unless a greater period is required by law.

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ARTICLE 13. REGISTERED OFFICE AND AGENT

The address of the registered office of the Corporation is c/o Summit Law Group, PLLC, 315 Fifth Avenue South, Suite 1000, Seattle, Washington 98104, and the name of the registered agent at such address is SLG Registered Agent, LLC.

Executed this 30th day of May, 2012.

Joan Wellman and Associates, Inc.

/s/ Joan E. Wellman
By:	Joan E. Wellman
Its:	President, Chief Executive Officer and Secretary

4

CONSENT TO APPOINTMENT AS REGISTERED AGENT

The undersigned hereby consents to serve as registered agent, in the State of Washington, for the following corporation (the “Corporation”):

Joan Wellman and Associates, Inc.

The undersigned understands that as agent for the Corporation, it will be the undersigned’s responsibility to accept Service of Process in the name of the Corporation; to forward all mail and license renewals to the appropriate officer(s) of the Corporation; and to immediately notify the Office of the Secretary of State of the undersigned’s resignation or of any changes in the address of the registered office of the Corporation for which the undersigned is agent.

Dated: May 30, 2012

SLG Registered Agent, LLC

By:	/s/ Mark F. Worthington
Mark F. Worthington, Manager

c/o Summit Law Group, PLLC
315 Fifth Avenue S., Suite 1000
Seattle, Washington 98104

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CERTIFICATE OF OFFICER REGARDING

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

JOAN WELLMAN AND ASSOCIATES, INC.

Joan Wellman and Associates, Inc., a Washington corporation, by its duly elected and qualified President. Chief Executive Officer and Secretary, hereby delivers to the Secretary of State of the State of Washington for filing its Amended and Restated Articles of Incorporation in duplicate, pursuant to RCW 23B.10.

1.                The name of the corporation is Joan Wellman and Associates, Inc.

2.                The Articles of Incorporation, as amended, have been amended and restated in their entirety, to read as set forth on Exhibit A attached hereto.

3.                Such amendments and restatement were duly adopted and approved by the Board of Directors of the corporation on May 30, 2012.

4.                Such amendments and restatement were duly adopted and approved by the sole shareholder of the corporation in accordance with the provisions of RCW 23B.10.030 and 23B.10.040 on May 30, 2012.

5.                The Amended and Restated Articles of Incorporation will be effective immediately upon filing with the Secretary of State of the State of Washington.

Dated this 30th day of May, 2012.

Joan Wellman and Associates, Inc.

/s/ Joan E. Wellman
By:	Joan E. Wellman
Its:	President, Chief Executive Officer and Secretary

Exhibit A

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

JOAN WELLMAN AND ASSOCIATES, INC.

ARTICLE 1. NAME AND DURATION

The name of this corporation is Joan Wellman and Associates, Inc. (the “Corporation”) and the duration of the corporation’s existence shall be perpetual.

ARTICLE 2. PURPOSE AND POWERS

The Corporation shall have the power to engage in any business, trade or activity which may lawfully be conducted by a corporation organized under the Washington Business Corporation Act (RCW Title 23B). The Corporation shall have the authority to engage in any and all such activities as are incidental or conducive to the attainment of the purpose of the Corporation and to exercise any and all powers authorized or permitted under any laws that may be now or hereafter become applicable or available to this corporation.

ARTICLE 3. AUTHORIZED CAPITAL

Immediately upon the filing of these Amended and Restated Articles of Incorporation, each one (1) share of Common Stock outstanding immediately prior to the filing of these Amended and Restated Articles of Incorporation shall automatically and without further action be reclassified as and converted into one hundred (100) shares of Common Stock (the “Stock Split”). The authorized share number set forth below in this Article 3 reflects the Stock Split and no further adjustment to the terms of these Amended and Restated Articles of Incorporation shall be necessary in connection with the Stock Split.

The total authorized number of shares of the Corporation is one million (1,000,000) shares of Common Stock, no par value per share.

ARTICLE 4. PREEMPTIVE RIGHTS

No shareholder of this Corporation shall have, solely by reason of being a shareholder, any preemptive or preferential right or subscription right to any stock of this Corporation or to any obligations convertible into stock of this Corporation, or to any warrant or option for the purchase thereof.

ARTICLE 5. CUMULATIVE VOTING

The shareholders of this Corporation shall not be entitled to cumulative voting as to the election of any Directors.

ARTICLE 6. DIRECTORS

If a vacancy occurs on the Board, including a vacancy resulting from an increase in the number of Directors, the Board may fill the vacancy, or, if the Directors in office constitute fewer than a quorum of the Board, they may fill the vacancy by the affirmative vote of a majority of all the Directors in office. The shareholders may fill a vacancy only if there are no Directors in office.

ARTICLE 7. CONTRACTS IN WHICH DIRECTORS HAVE AN INTEREST

Any contract or other transaction between this Corporation and one or more of its Directors, or between this Corporation and any corporation, firm, association, or other entity, of which one or more of this Corporation’s Directors are shareholders, members, directors, officers or employees or in which they are interested, shall be valid for all purposes, notwithstanding the presence of such Director or Directors at the meeting of the Board which acts upon or in reference to such contract or transaction and notwithstanding the participation of such Director or Directors in such actions, by voting or otherwise, even though the presence or vote, or both, of such Director or Directors might have been necessary to obligate this Corporation upon such contract or transaction; provided, that the fact of such interest shall be disclosed to or known by the Directors acting on such contract or transaction.

ARTICLE 8. RELEASE AND INDEMNIFICATION

8.1                               A Director of this Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for conduct as a Director, except for liability of the Director: (i) for acts or omissions that involve intentional misconduct by the Director or a knowing violation of law by the Director; (ii) for conduct violating RCW 23B.08.310 of the Washington Business Corporation Act; or (iii) for any transaction from which the Director will personally receive a benefit in money, property or services to which the Director is not legally entitled. If the Washington Business Corporation Act is amended in the, future to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a Director of this Corporation shall be eliminated or limited to the fullest extent permitted by the Washington Business Corporation Act, as so amended, without any requirement of further action by the shareholders.

8.2                               The Corporation shall indemnify any individual made a party to a proceeding because that individual is or was a Director of the Corporation and shall advance or reimburse the reasonable expenses incurred by the individual in advance of final disposition of the proceeding, to the extent such limitation may be disregarded if authorized by the Articles of Incorporation, to the full extent and under all circumstances permitted by applicable law, without regard to the limitations in RCW 23B.08.510 through 23B.08.550 and 23B.08.560(2) of the Washington Business Corporation Act, or any other limitation which may hereafter be enacted.

8.3                               Any repeal or modification of this Article 8 by the shareholders of this Corporation shall not adversely affect any right of any individual who is or was a Director of the Corporation which existed at the time of such repeal or modification,

ARTICLE 9. RIGHT TO AMEND ARTICLES OF INCORPORATION

This Corporation reserves the right to amend or repeal any of the provisions contained in its Articles of Incorporation in any manner now or hereafter permitted by law, and the rights of the shareholders of this Corporation are granted subject to this reservation.

ARTICLE 10. BYLAWS

The Board shall have the power to adopt, amend, or repeal the Bylaws of this Corporation, subject to the power of the shareholders to amend or repeal such Bylaws. The shareholders shall also have the power to amend or repeal the Bylaws of this Corporation and to adopt new Bylaws.

ARTICLE 11. SHAREHOLDER VOTING ON CERTAIN CORPORATE ACTION

The provisions of this Article 11 are specifically intended to reduce the voting requirements otherwise prescribed under RCW 23B.10.030, 23B.11.030, 23B.12.020 and 23B.14.020, in accordance with RCW 23B.07.270. Any corporate action for which the Washington Business Corporation Act, as then in effect, would otherwise require approval by either a two-thirds vote of the shareholders of the Corporation or by a two-thirds vote of one or more voting groups shall be deemed approved by the shareholders or the voting group(s) if it is approved by the affirmative vote of the holders of a majority of shares entitled to vote or, if approval by voting groups is required, by the holders of a majority of shares of each voting group entitled to vote separately. Notwithstanding this Article 11, effect shall be given to any other provision of these Articles of Incorporation that specifically requires a greater vote for approval of any particular corporate action. In addition, except as otherwise provided in these Articles of Incorporation, as amended from time to time, the application of separate voting group rights under RCW 23B.10.040(1)(a), (e) or (f) or 23B.11.035 (or any related section concerning voting group rights as to mergers or share exchanges) is hereby explicitly denied.

ARTICLE 12. SHAREHOLDER ACTION BY WRITTEN CONSENT

Action required or permitted to be taken at a shareholders’ meeting may be taken without a meeting or a vote if either:

(a)                                 The action is taken by written consent of all shareholders entitled to vote on the action; or

(b)                                 So long as this Corporation is not a public company, and only pursuant to a proposal put before the shareholders by the affirmative resolution of the Board of Directors, the action is taken by written consent of shareholders holding of record or otherwise entitled to vote, in the aggregate not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on the action were present and voted.

Written notice of the taking of any such action shall be given to non-consenting or non-voting shareholders prior to the effective date of such action, unless a greater period is required by law.

ARTICLE 13. REGISTERED OFFICE AND AGENT

The address of the registered office of the Corporation is c/o Summit Law Group, PLLC, 315 Fifth Avenue South, Suite 1000, Seattle, Washington 98104, and the name of the registered agent at such address is SLG Registered Agent, LLC.

Executed this 30th day of May, 2012.

Joan Wellman and Associates, Inc.

/s/ Joan E. Wellman
	By:	Joan E. Wellman
	Its:	President, Chief Executive Officer and Secretary

CONSENT TO APPOINTMENT AS REGISTERED AGENT

The undersigned hereby consents to serve as registered agent, in the State of Washington, for the following corporation (the “Corporation”):

Joan Wellman and Associates, Inc.

The undersigned understands that as agent for the Corporation, it will be the undersigned’s responsibility to accept Service of Process in the name of the Corporation; to forward all mail and license renewals to the appropriate officer(s) of the Corporation; and to immediately notify the Office of the Secretary of State of the undersigned’s resignation or of any changes in the address of the registered office of the Corporation for which the undersigned is agent.

Dated: May 30, 2012

SLG Registered Agent, LLC

	By:	/s/ Mark F. Worthington
Mark F. Worthington, Manager

c/o Summit Law Group, PLLC
315 Fifth Avenue S., Suite 1000
Seattle, Washington 98104